Exhibit 5.1

                 [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                                  May 12, 1999

Centura Software Corporation
1060 Marsh Road
Menlo Park, CA  94025

    Registration Statement on Form S-4 (File No. 333-77643)

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-4 (No. 333-77643) filed by you with the Securities and Exchange Commission (the "Commission") on May 4, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,800,000 shares of your Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares.

        We have also examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, and certificates we have reviewed.

        Based on such examination, it is our opinion that the Shares when issued in the manner described in the Registration Statement and the Agreement and Plan of Reorganization dated as of March 15, 1999 by and between you and Raima Corporation will be legally and validly issued, fully paid and non-assessable.

        We are admitted to practice law only in the State of California, and we express no opinion concerning any laws other than the laws of the State of California and the federal laws of the United States.

        We hereby consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,

                                      /s/ Orrick, Herrington & Sutcliffe LLP

                                      ORRICK, HERRINGTON & SUTCLIFFE LLP